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                                                                    Exhibit 10.5


                                   MONDAY SCA
                     societe en commandite par actions
                            L U X E M B O U R G


CHAPTER I.- FORM, CORPORATE NAME, REGISTERED OFFICE, OBJECT, DURATION

1     ARTICLE 1. FORM, CORPORATE NAME

1.1 There is hereby established among the subscribers and all those who may become owners of the shares hereafter created a company (the "Company") in the form of a partnership limited by shares ("societe en commandite par actions") which will be governed by the laws of the Grand Duchy of Luxembourg and by the present Articles of Incorporation.

1.2   The Company will exist under the corporate name of "Monday SCA".

2     ARTICLE 2. REGISTERED OFFICE

2.1 The Company will have its registered office in the City of Luxembourg.

2.2 The registered office may be transferred to any other place within the City of Luxembourg by a resolution of the Manager.

2.3 Branches or other offices of the Company may be established either in the Grand Duchy of Luxembourg or abroad by resolution of the Manager.

2.4 If in the opinion of the Manager, extraordinary political, economic or social developments occur or are imminent that would interfere with the normal activities of the Company at its registered office or with the ease of communications with such office or between such office and persons abroad, it may temporarily transfer the registered office abroad, until the complete cessation of these abnormal circumstances. Such temporary measures will have no effect on the nationality of the Company, which, notwithstanding the temporary transfer of the registered office, will remain a company governed by the laws of the Grand Duchy of Luxembourg. Such temporary measures will be taken and notified to any interested parties by the Manager.

3     ARTICLE 3. OBJECT

3.1 The object of the Company is to operate, directly or indirectly, through Luxembourg and/or foreign companies and/or undertakings, a management consulting and technology services business, including application management and business process management and outsourcing and all other activities related or ancillary thereto in any respect.

3.2 The object of the Company includes the holding of participations, in any form whatsoever, in Luxembourg and/or foreign companies and/or undertakings, the acquisition by purchase, subscription, or in any other manner as well as the transfer by sale, exchange or otherwise of stock, bonds, debentures, notes and other securities of any kind, and the ownership, administration, development and management of its participations and of its asset portfolio.
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3.3   The Company may carry on any commercial, financial and/or industrial activity or maintain a commercial establishment open to the public, relating, directly or indirectly, to the operation of a management consulting and technology services business, including application management and business process management and outsourcing and all other activities related or ancillary thereto in any respect. The Company may participate directly and/or indirectly in the establishment and development of any financial, industrial and/or commercial companies and/or undertakings in Luxembourg and/or abroad. It may render every assistance to the companies and/or undertakings forming part of the group of the Company, whether of a financial nature or not, such as, without limitation, the granting of loans or advances, providing guarantees or other forms of assistance. The Company may borrow in any form and issue bonds and notes whether or not convertible into or exchangeable for shares of the Company or for or into shares of other companies.

3.4 The Company may enter into and perform under global alliances, marketing arrangements and any other contracts aimed at promoting and furthering the development and the operation of a management consulting and technology services group, including application management and business process management and outsourcing and all other activities related or ancillary thereto in any respect, as well as any actions involving or relating to staff of any and all companies and/or undertakings forming part of the group of the Company.

3.5 In general, the Company may take any controlling and supervisory measures and carry out any operation which it may deem useful for the accomplishment and development of its objects.

4     ARTICLE 4. DURATION

      The Company is formed for an unlimited duration.

CHAPTER II.- CAPITAL, SHARES

5     ARTICLE 5. CORPORATE CAPITAL

5.1 The issued capital of the Company is set at [[ ] (USD [ ])] divided into [[ ] ( )] Class I Common Shares, which shall be held by the limited partners, 12 Class II Series II Common Shares, 12 Class II Series III Common Shares, 12 Class II Series IV Common Shares, 12 Class II Series V Common Shares, 12 Class II Series VI Common Shares, 12 Class II Series VII Common Shares, 12 Class II Series VIII Common Shares, 12 Class II Series IX Common Shares, 12 Class II Series X Common Shares, 12 Class II Series XI Common Shares, 12 Class II Series XII, 12 Class I Series XIII, 12 Class II Series XIV Common Shares, 12 Class II Series XV Common Shares, 12 Class II Series XVI Common Shares, 12 Class II Series XVII Common Shares, 12 Class II Series XVIII Common Shares, 12 Class II Series XIX Common Shares, 12 Class II Series XX Common Shares, which shall be held by the unlimited partners and ONE (1) Class II Series I Common Share, which shall be held by the unlimited partners in representation of their unlimited partnership interest in the Company, with a nominal value of [ UNITED STATES DOLLARS (USD )] each, all of which are fully paid up.

5.2 The rights and obligations attached to the shares of each class, as defined in the Articles of Incorporation, shall be identical except to the extent otherwise provided by the Law or by these Articles of Incorporation, provided that for and as long as any Class I Common
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      Shares are held by the Manager, they shall only entitle the holder to the same rights and privileges as the Class II Series I Common Shares and shall be considered for all purposes of the Law and/or these Articles of Incorporation, other than articles 6 and 8, as Class II Series I Common Shares.

5.3 The authorised capital of the Company is set at [[ ] UNITED STATES DOLLARS (USD [ ]] divided into [ ] Class I Common Shares, 12 Class II Series II Common Shares, 12 Class II Series III Common Shares, 12 Class II Series IV Common Shares, 12 Class II Series V Common Shares, 12 Class II Series VI Common Shares, 12 Class II Series VII Common Shares, 12 Class II Series VIII Common Shares, 12 Class II Series IX Common Shares, 12 Class II Series X Common Shares, 12 Class II Series XI Common Shares, 12 Class II Series XII, 12 Class II Series XIII, 12 Class II Series XIV Common Shares, 12 Class II Series XV Common Shares, 12 Class II Series XVI Common Shares, 12 Class II Series XVII Common Shares, 12 Class II Series XVIII Common Shares, 12 Class II Series XIX Common Shares, 12 Class II Series XX Common Shares, and ONE (1) Class II Series I Common Share with a nominal value of [ UNITED STATES DOLLARS (USD ) each].

5.4 The Manager is authorised and empowered to (i) increase the issued capital of the Company within the limits of the authorised capital by issuing new shares to any person and in any number it thinks fit, with or without share premium, against payment in cash or in kind, upon conversion of claims or by any other manner including, without limitation, upon the conversion of any amount available for shareholders as dividends into issued capital or by conversion of exchangeable or convertible notes or bonds into shares; (ii) determine the place and date of any issue of shares, the issue price, the terms and conditions of the subscription of and paying up on the new shares; (iii) remove or limit the preferential subscription right of the shareholders in case of issue of shares against payment in cash; and (iv) issue shares in one or several different existing series.

5.5 The Manager is also authorised and empowered to issue securities that are convertible into or exchangeable for shares or options to acquire shares and to determine the issue price and the terms and conditions of such securities and options.

5.6 The authorisations referred to in Articles 5.3, 5.4 and 5.5 are valid during a period ending 5 (five) years after the date of publication of the notarial deed evidencing the creation of the authorised share capital of the Company in the Memorial and the authorisation may be renewed by a general meeting of shareholders.

5.7 In the event the Manager issues shares of its Class A Common Stock in exchange for cash or other assets (whether pursuant to an incentive plan, exercise of an option or otherwise), the Manager shall have the right but not the obligation to contribute such cash or other assets to the Company, and upon any such contribution the Company will issue to the Manager, within the limits of the authorised capital, a number of Class I Common Shares equal to the number of Class A Common Shares so issued by the Manager divided by the Valuation Ratio. In the event the Manager issues shares of its Class A Common Stock in payment of a duly documented cost, expense or liability of the Company or any of its subsidiaries, the Company will issue to the Manager, within the limits of the authorised capital, that number of Class I Common Shares equal to the number of Class A Common Shares so issued by the Manager divided by the Valuation Ratio.

5.8 The Manager may delegate to any duly authorised officer of the Company or to any other duly authorised person, the duties of accepting subscriptions and receiving payment for
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      shares representing part or all of such increased amounts of capital and removing or limiting preferential subscription rights in connection therewith. After each increase of the issued capital performed in the legally required form by the Manager within the limits of the authorised capital, this present article shall be, as a consequence, adjusted so as to reflect any such increase in the issued capital.

6     ARTICLE 6. FORM AND TRANSFER OF SHARES

6.1 All shares will be and remain in the form of registered shares. The Company has elected to treat all its shares as "securities" for purposes of the New York Uniform Commercial Code.

6.2 A shareholders' register which may be examined by any shareholder will be kept at the registered office of the Company. The Register will contain the precise designation of each shareholder and the indication of the number and class of shares held, the indication of the payments made on the shares as well as the transfers of shares and the dates thereof.

6.3 Each shareholder must notify the Company by registered letter of its address and any subsequent changes to its address. For the purpose of sending any notice, or effecting a dividend payment or other distribution to any shareholder, the Company will be entitled to rely on the last address thus communicated.

6.4 Ownership of the registered shares will result from the recordings in the Register.

6.5 The transfer of the Class I Common Shares is not subject to any transfer restrictions under these Articles of Incorporation but is subject to any restrictions under applicable law, contract or otherwise.

6.6 The transfer of Class II Series I Common Shares is subject to the prior approval by the Supervisory Board, which shall be granted or refused within the Approval Period. Upon approval of the Class II Transfer by the Supervisory Board within the Approval Period or in the absence of any decision by the Supervisory Board within the Approval Period, a resolution of the shareholders adopted with the quorum and majority rules set by these Articles of Incorporation or, as the case may be, by the Law for any amendment of these Articles of Incorporation shall amend the relevant provisions of these Articles of Incorporation to reflect the Class II Transfer. When convening a shareholders meeting for such purpose, the Manager shall include a description of how any Class I Common Shares and Class II Common Shares shall be, directly or indirectly, affected by such Class II Transfer as well as the circumstances of the approval of the Class II Transfer by the Supervisory Board.

6.7 The Class II Series II to XX Common Shares are freely transferable.

6.8 In the event of a Change of Control of the Manager, the Manager shall have the right to acquire all Class I Common Shares at the Class I Common Share Call Price. The Manager may, in its sole discretion, satisfy the Class I Common Share Call Price by payment in cash or by delivering the appropriate number of Class A Common Shares with a market price equal to the Class I Common Share Call Price.

6.9 No Prohibited Transfer shall be valid, effective or binding upon the Company. Any transfer of shares will be recorded in the Register, either in accordance with the rules on the transfer of claims laid down in article 1690 of the Civil Code or by a declaration of transfer entered into the Register, dated and signed by the transferor and the transferee or by their duly authorised representative(s) provided that in this latter case the Company receives 2
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      Business Days prior written notification of the intent of the transferor and the transferee to enter such a declaration of transfer in the Register. Furthermore, the Company may accept and enter into the Register any transfer referred to in any correspondence or other document showing the consent of the transferor and the transferee. No Prohibited Transfer may be validly entered by the Company in the Register and any such registration in whatever form and by whatever means shall be null and void.

6.10 At the request of a shareholder, certificates reflecting such holders' recordings in the Register will be delivered to the shareholder. The Company may issue multiple share certificates.

7     ARTICLE 7. INCREASE AND REDUCTION OF CAPITAL

7.1 The issued and/or authorised capital of the Company may be increased or reduced one or several times by a resolution of the shareholders voting with the quorum and majority rules set by these Articles of Incorporation or, as the case may be, by the Law for any amendment of these Articles of Incorporation.

7.2 The new shares to be subscribed for by contribution in cash will be offered by preference to the existing shareholders in proportion to the part of the capital which those shareholders are holding unless the shareholders remove or limit preference rights in connection therewith. The Manager shall determine the period within which the preferred subscription right shall be exercised. This period may not be less than thirty days.

7.3 Notwithstanding the above, the general meeting, voting with the quorum and majority rules required for any amendment of the Articles of Incorporation, may limit or withdraw the preferential subscription right.

7.4 The provisions of this Article 7 do not prejudice the right of the Manager to issue new shares within the limits and upon the terms of Article 5 of these Articles of Incorporation.

8     ARTICLE 8. REDEMPTION OF SHARES / ACQUISITION OF OWN SHARES

8.1 The Company may redeem and/or acquire Class I Common Shares and Class II Series II to XX Common Shares. The Class II Series I Common Shares may not be redeemed and/or acquired by the Company.

8.2 The acquisition and holding of Class I Common Shares and Class II Series II to XX Common Shares by the Company will be in compliance with the conditions and limits established by the Law.

8.3 The Class I Common Shares shall be redeemable shares. Subject to any contractual restrictions that the Company is aware of as a result of either an agreement to which the Company is a party or a notification to the Company in writing by any shareholder of the Company of such restriction prior to any redemption or any other restriction at Law, a holder of Class I Common Shares may, at anytime six months after the date that the Class A Common Shares are first listed on a Stock Exchange, provided the Company has not waived such restriction in writing, require the Company to redeem any Class I Common Shares held by such person by giving a Class I Redemption Notice to the Company. A Class I Redemption Notice may not be rescinded, in full or in part, by the holder of Class I Common Shares, except for reasons of financial hardship. The Company, in its absolute discretion, will have the right to accept such reasons of financial hardship.
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8.4   A Class I Redemption Notice and any certificates relating to the Class I
      Common Shares that are to be redeemed must be delivered to the registered office of the Company not less than thirty (30) days prior to the Class I Redemption Date and must specify (i) the name and address of the holder of the Class I Common Shares that are to be redeemed and (ii) the number of Class I Common Shares to be redeemed.

8.5 The Company shall only effect a Class I Redemption on the relevant Class I Redemption Date, if such Class I Redemption is permissible within the limits of the Law and to the extent the Class I Redemption Amount has not been used up with respect to the financial year. A Class I Redemption shall be effected on the Class I Redemption Date by observing an equal treatment of all holders of Class I Common Shares that have given a Class I Redemption Notice requiring the redemption of Class I Common Shares on that date. If it is not permissible for the Company to redeem any Class I Common Shares on the relevant Class I Redemption Date, then the Company must notify the holders of such Class I Common Shares and must proceed with the Class I Redemption at the first possible date when the redemption of the Class I Common Shares is permissible on the same terms and conditions as if the initial Class I Redemption Notice had stated such later date as the Class I Redemption Date. The Company may delay a Class I Redemption if the Company determines in good faith to impose a so-called "blackout period" impairing its ability to deliver freely transferable Class A Common Shares at such time (such delay to last until such "blackout period" has ended), in which case the Company shall so notify the holders of such Class I Common Shares.

8.6 The Company must notify the Manager within three (3) days of the receipt of a Class I Redemption Notice. The Manager shall notify the Company within five (5) days whether the Manager will exchange the Class I Common Shares that are the subject of a Class I Redemption Notice for a number of Class A Common Shares equal to the number of such Class I Common Shares multiplied by the Valuation Ratio (the "Class I Exchange") in lieu of the Class I Redemption. A Class I Exchange may be effected by the Manager irrespective of whether a Class I Redemption is permissible or not. By giving a Class I Redemption Notice, the holder of Class I Common Shares shall be deemed to have irrevocably accepted the Class I Exchange and released the Company from its obligations to redeem the Class I Common Shares if the Manager elects to effect a Class I Exchange in lieu of a Class I Redemption. A Class I Exchange in lieu of a Class I Redemption shall occur on the Class I Redemption Date.

8.7 The redemption price for each Class I Common Share to be redeemed by the Company pursuant to a Class I Redemption Notice shall be equal to the Class I Redemption Price.

8.8 Subject to the right of the Manager to effect a Class I Exchange, the Company shall satisfy the Class I Redemption Price for the redemption of each Class I Common Share on the relevant Class I Redemption Date in cash or, at the Company's option, by delivering a number of Class A Common Shares equal to the Valuation Ratio. If the Company chooses to deliver Class A Common Shares to satisfy the Class I Redemption Price, such delivery may only be made if a Class I Redemption satisfied by payment in cash is permissible.

8.9 If the Manager causes the Company to redeem or repurchase any Class I Common Shares held by the Manager in connection with the redemption or repurchase of any Class A Common Shares, the Class I redemption price paid by the Company on each Class I Common Share redeemed shall be equal to the purchase price paid or to be paid by the Manager for each Class A Common Share so redeemed or repurchased multiplied by the Valuation Ratio.
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8.10  Within the limits permissible under the Law and to the extent the Class II
      Redemption Amount has not been used up with respect to the financial year, the Class II Series II to Series XXV Common Shares shall be redeemable and redeemed at the option of the Company. The Company may only redeem one series of Class II Common Shares in respect of each financial year. The holders of Class II Series II to Series XX Common Shares called for redemption shall be notified by registered mail at the address which appears in the Register (the "Class II Redemption Notice") of (i) the
      Class II Redemption Date, (ii) the series of Class II Common Shares to be redeemed, (iii) the Class II Redemption Price, (iv) the places at which the share certificates for the relevant Class II Common Shares are to be surrendered and (v) the method of payment of the Class II Redemption
      Price, provided that the Class II Redemption Price shall only be payable upon surrender of such certificates. The Class II Redemption Price is determined by the Manager at his discretion within the limits of the Class II Redemption Amount.

8.11 If a Class I Redemption Notice and/or a Class II Redemption Notice has been duly given and if, on or before the Class I Redemption Date (subject to no election for a Class I Exchange having been made) and/or the Class II Redemption Date, the Class I Redemption Price and/or the Class II Redemption Price has been paid or set aside by the Company for the benefit of the holders of the Class I Common Shares and/or Class II Common Shares called for redemption, so as to be and continue to be available therefore, then, from and as of the Class I Redemption Date and/or the Class II Redemption Date, notwithstanding that any certificates for the Class I Common Shares and/or Class II Common Shares so called for redemption shall not have been surrendered for cancellation, all rights with respect to such Class I Common Shares and/or Class II Common Shares so called for redemption shall as of such Class I Redemption Date and/or the Class II Redemption Date cease, except only for the right of the holders of the Class I and/or Class II Common Shares to receive the Class I Redemption Price and/or the Class II Redemption Price but without interest. Unless otherwise disposed of by the Company within one month of their redemption, any Class I Common Shares and/or Class II Common Shares so redeemed shall be cancelled by a proportionate reduction of the issued capital within reasonable time of their redemption.

CHAPTER III.- MANAGEMENT, SUPERVISORY BOARD

9     ARTICLE 9. MANAGEMENT

9.1 The Company shall be managed by PwCC Limited ("the Manager") to the fullest extent permitted by Law, in its capacity as sole unlimited partner ("associe-commandite") and holder of all Class II Series I Common Shares in the Company. The Manager may not be removed without its consent except as provided in Article 14.

9.2 All other shareholders in the Company shall neither participate in, nor interfere with, the management of the Company.

9.3 The Manager may receive a remuneration from the Company for performing its management duties. To the fullest extent permitted by Law, the Company shall in addition bear, and reimburse the Manager for (and may make advances to the Manager in connection with), the costs and expenses incurred by the Manager, including without limitation taxes and losses, damages and defense costs resulting from actual or threatened third party claims.
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10    ARTICLE 10. POWERS OF THE MANAGER

10.1 The Manager is vested with the broadest possible powers to perform all acts necessary or useful for accomplishing the Company's object. All powers not expressly reserved by Law to the general meeting of shareholders or to the Supervisory Board shall be exercised by the Manager. The Manager has the power to redeem and/or exchange Class I Common Shares and/or Class II Common Shares as provided in these Articles of Incorporation.

10.2 The Manager shall have the sole authority to institute and direct court proceedings and to negotiate, settle and compromise disputes on behalf of the Company and may delegate this authority to such persons or committees as it may designate.

10.3 The Manager shall have the power on behalf of, and in the name of, the Company to carry out any and all of the objects of the Company and to perform all acts and enter into and perform all contracts and other undertakings that it may deem necessary, advisable or useful or incidental thereto. Except as otherwise expressly provided, the Manager has and shall have full authority in its discretion to exercise, on behalf of and in the name of the Company, all rights and powers necessary or convenient to carry out the objects of the Company.

10.4 The Manager may, in its sole discretion, make any tax elections with respect to the Company.

11    ARTICLE 11. DELEGATION OF POWERS

      The Manager may delegate the daily management of the Company and any other powers vested in it by these Articles of Incorporation and the representation of the Company within such daily management or such other powers to one or more officers, employees or other persons or committees or delegate special powers or proxies, or entrust determined permanent or temporary functions to persons or agents or committees chosen by it.

12    ARTICLE 12. LIABILITY OF THE MANAGER AND OF THE SHAREHOLDERS

12.1 The Manager, as sole unlimited partner, shall be jointly and severally liable with the Company for all liabilities of the Company which cannot be met out of the Company's assets.

12.2 The shareholders, other than the Manager, as the limited partners shall be prohibited from acting on behalf of the Company in any manner or capacity whatsoever other than exercising their rights as shareholders in general meetings as permitted by Law, and they shall only be liable for payment to the Company up to the nominal value of each share in the Company owned by them.

13    ARTICLE 13. REPRESENTATION OF THE COMPANY

13.1 The Company will be bound towards third parties by the sole signature of the Manager, acting through one or more duly authorised signatories, such as designated by the Manager at its sole discretion.

13.2 The Company will be bound towards third parties by the single signature of each of the persons to whom the daily management of the Company has been delegated, within such daily management, or by the joint signatures or single signature of any persons to whom such signatory power has been delegated by the Manager, within the limits of such power.

14    ARTICLE 14. DISSOLUTION-INCAPACITY OF THE MANAGER

14.1 In case of dissolution or legal incapacity of the Manager or where for any other reason it is impossible for the Manager to act, the Company will not be dissolved.

14.2 In that event the Supervisory Board shall designate one or more administrators, who need not be shareholders, until such time as the general meeting of shareholders shall convene for the purposes of appointing a new manager.

14.3 The administrator(s) must, within fifteen days of their appointment, convene a general meeting of shareholders pursuant to these Articles of Incorporation to appoint a new manager.

14.4 The administrators' duties are limited to performing urgent acts and acts of ordinary administration until such time as the general meeting of shareholders shall appoint a new manager.

14.5 The administrators are responsible only for the execution of their mandate under this Article 14.

15    ARTICLE 15. SUPERVISORY BOARD

15.1 The Supervisory Board is responsible for reviewing, as a statutory auditor, the business and affairs of the Company and its financial situation, including in particular its books and accounts.

15.2 The Supervisory Board will be composed of not less than three members, who need not be shareholders. The members of the Supervisory Board will be elected by the shareholders in general meeting with the consent of the Manager who will determine their number, for a period not exceeding six years, and they will hold office until their successors are elected. Members of the Supervisory Board are eligible for re-election and may be removed at any time, with or without cause, by a resolution adopted by the shareholders in general meeting with the consent of the Manager.

15.3 If the total number of members of the Supervisory Board shall fall below one half of the number set by shareholders in general meeting, the Manager must convene a general meeting of shareholders in order to fill such vacancies.

15.4 If one or more members of the Supervisory Board are temporarily prevented from attending meetings of the Supervisory Board, the remaining members may appoint a person chosen from within the shareholders to provisionally replace them until they are able to resume their functions.

15.5 The remuneration of the members of the Supervisory Board shall be set by the shareholders in general meeting.

16    ARTICLE 16. AUDITOR

16.1 In the fulfilment of its duties and functions, the Supervisory Board may be assisted by an independent auditor who shall be an independent public accountant ("reviseur
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      d'entreprises") affiliated with an internationally established firm of auditors and shall be the same as the auditor of the Manager, unless the Company is compelled to have an independent auditor in lieu of the Supervisory Board under the Law.

16.2 Where the Company is compelled to have an independent auditor in lieu of the Supervisory Board under the Law, the independent auditor shall be elected by the annual general meeting of the shareholders for a period ending at the date of the next annual general meeting of the shareholders and until his successor is elected. The independent auditor shall remain in office until re-elected or until his successor is elected.

16.3 The independent auditor in office may be removed at any time by the general meeting of the shareholders with or without cause.

17    ARTICLE 17. POWERS OF THE SUPERVISORY BOARD

17.1 The Supervisory Board shall be consulted by the Manager on such matters as the Manager may determine. It shall authorise, approve and ratify any actions of the Manager that, pursuant to the Law, exceed the powers of the Manager. The Supervisory Board shall in addition carry on such duties and functions as are entrusted to them by these Articles of Incorporation.

17.2 Each member of the Supervisory Board shall be indemnified out of funds of the Company against all liabilities, losses, damages or expenses arising out of the actual or purported execution or discharge of his duties or the exercise of his powers or otherwise in relation to or in connection with his duties, powers or office, provided that this indemnity shall not extend to any matter which would render the indemnity void or unenforceable pursuant to the Law.

18    ARTICLE 18. MEETINGS OF THE SUPERVISORY BOARD

18.1 The Supervisory Board will appoint from among its members a Chairman. The Supervisory Board may also appoint a secretary, who need not be a member of the Supervisory Board, who will be responsible for keeping the minutes of the meetings of the Supervisory Board.

18.2 The Supervisory Board will meet upon call by the Chairman or the Manager. A meeting of the Supervisory Board must be convened if any two members of the Supervisory Board so require.

18.3 The Chairman will preside at all meetings of the Supervisory Board, except that in his absence the Supervisory Board may appoint another member of the Supervisory Board as chairman pro tempore by vote of the majority present at such meeting.

18.4 Except in cases of urgency or with the prior consent of all those entitled to attend, at least five days notice of Supervisory Board meetings shall be given in writing, by fax or by telegram. Any such notice shall specify the time and place of the meeting as well as the agenda and the nature of the business to be transacted. The notice may be waived by the consent in writing, by fax or by telegram of each member of the Supervisory Board. No separate notice is required for meetings held at times and places specified in a schedule previously adopted by resolution of the Supervisory Board.

18.5 Every Supervisory Board meeting shall be held in Luxembourg or such other place as the Supervisory Board may from time to time determine. Any member of the Supervisory

      Board may act at any meeting of the Supervisory Board by appointing another member of the Supervisory Board as his proxy.

18.6 A quorum of the Supervisory Board shall be the presence or the representation of a majority of the members of the Supervisory Board holding office. Decisions will be taken by a majority of the votes of the members of the Supervisory Board present or represented at such meeting.

18.7 One or more members may participate in a meeting by means of a conference call or by any similar means of communication enabling the several persons participating to simultaneously communicate with each other. Such participation shall be deemed equal to a physical presence at the meeting.

18.8 A written decision, signed by all the members of the Supervisory Board, is proper and valid as though it had been adopted at a meeting of the Supervisory Board which was duly convened and held. Such a decision can be documented in a single document or in several separate documents having the same content and each of them signed by one or several members of the Supervisory Board.

19    ARTICLE 19. MINUTES OF MEETINGS OF THE SUPERVISORY BOARD

19.1 The minutes of any meeting of the Supervisory Board will be signed by the chairman of the meeting and by the secretary (if any). Any proxies will remain attached thereto.

19.2 Copies or extracts of such minutes which may be produced in judicial proceedings or otherwise will be signed by the Chairman and by the secretary (if any) or by any two members of the Supervisory Board.

20    ARTICLE 20. CONFLICT OF INTERESTS

      No contract or other transaction between the Company and any other company or firm (including the Manager) shall be affected or invalidated by the fact that the Manager or a member of the Supervisory Board or any officer or member of any committee of directors or officers of the Manager or of the Company has a personal interest in, or is a director, associate, member, officer or employee of such other company or firm. Except as otherwise provided for in these Articles of Incorporation, the Manager or member of the Supervisory Board or officer of the Manager or of the Company who serves as a director, associate, member, officer or employee of any company or firm with which the Company shall contract or otherwise engage in business shall not, by reason of such affiliation with such other company or firm, be automatically prevented from considering and voting or acting upon any matters with respect to such contract or other business.

CHAPTER IV.- MEETING OF SHAREHOLDERS

21    ARTICLE 21. POWERS OF THE MEETING OF SHAREHOLDERS

21.1 Any regularly constituted meeting of shareholders of the Company represents the entire body of shareholders.

21.2 Subject to all the other powers reserved to the Manager by the Law or these Articles of Incorporation, a general meeting of shareholders has the powers to carry out or ratify acts relating to the operations of the Company to the extent required by the Law, including notably, but not exclusively, the power to (i) elect or remove the members of the Supervisory Board, (ii) elect or remove the independent auditor,
      (iii) approve the annual accounts and resolve on the appropriation of profits, (iv) amend these Articles of Incorporation, including for the purposes of increasing or reducing the issued and/or authorised share capital and (v) resolve on the liquidation, merger, demerger or similar reorganisation of the Company.

21.3 A general meeting of shareholders, including an extraordinary general meeting, may adopt any resolutions only with the consent of the Manager.

22    ARTICLE 22. ANNUAL GENERAL MEETING

22.1 The annual general meeting of the shareholders will be held at the registered office of the Company or at such other place as may be specified in the notice convening the meeting, on the 15th of September at 10:00 am.

22.2 If such day is not a Business Day, the meeting will be held on the next following Business Day.

23    ARTICLE 23. OTHER GENERAL MEETINGS

23.1 The Manager or the Supervisory Board may convene other general meetings. Such meetings must be convened if shareholders representing at least one fifth of the Company's capital so require.

23.2 Shareholders' meetings, including the annual general meeting, may be held abroad if, in the judgment of the Manager, which is final, circumstances of force majeure so require.

24    ARTICLE 24. NOTICE OF GENERAL MEETINGS

24.1 Shareholders will meet upon call by the Manager or the Supervisory Board made in compliance with the Law. The notice sent to the shareholders in accordance with the Law will specify the time and place of the meeting as well as the agenda and the nature of the business to be transacted at the meeting.

24.2 If all the shareholders are present or represented at a shareholders' meeting and if they state that they have been informed of the agenda of the meeting, the meeting may be held without prior notice.

25    ARTICLE 25. ATTENDANCE - REPRESENTATION

25.1 All shareholders are entitled to attend and speak at all general meetings.

25.2 A shareholder may act at any general meeting of shareholders by appointing in writing, by fax, telegram or telex as his proxy another person who need not be a shareholder. The Manager may determine any other conditions that must be fulfilled in order to take part in a shareholders' meeting.

25.3 Any company or other legal entity being a shareholder may execute a form of proxy under the hand of a duly authorised officer, or may authorise in writing, by fax, by telegram or telex such person as it thinks fit to act as its representative at any general meeting, subject to the production of such evidence of authority as the Manager may require.

25.4 The Manager may determine the form of proxy and may request that the proxies be deposited at the place indicated by the Manager at least five days prior to the date set for the meeting. The Manager may determine any other conditions that must be fulfilled in order to take part in a shareholders' meeting.

25.5 The co-proprietors, the usufructuaries and bare-owners of shares, the creditors and debtors of pledged shares must appoint one sole person to represent them at the general meeting.

26    ARTICLE 26. PROCEEDINGS

26.1 The general meeting shall be chaired by the Manager or by a person designated by the Manager.

26.2  The chairman of the general meeting shall appoint a secretary.

26.3 The general meeting of shareholders shall elect one scrutineer to be chosen from the shareholders present or represented.

26.4 The chairman, secretary and scrutineer appointed pursuant to this Article 26 together form the board of the general meeting.

27    ARTICLE 27. ADJOURNMENT

27.1 The Manager may adjourn any general meeting by four weeks. The Manager must adjourn a general meeting if so required by shareholders representing at least one fifth of the Company's capital.

27.2 Such adjournment automatically cancels any resolution already adopted prior to the adjournment.

27.3 The adjourned general meeting has the same agenda as the first one. Shares and proxies regularly deposited in view of the first meeting remain validly deposited for the second one.

28    ARTICLE 28. VOTE

28.1 An attendance list indicating the name of the shareholders and the number of shares for which they vote is signed by each one of them or by their proxy prior to the opening of the proceedings.

28.2 The general meeting may deliberate and vote only on the items comprised in the agenda.

28.3  Each share is entitled to one vote.

28.4 Voting takes place by a show of hands or by a roll call, unless the general meeting resolves by a simple majority vote to adopt another voting procedure.

28.5 At any general meeting other than an extraordinary general meeting convened for the purpose of amending these Articles of Incorporation or voting on resolutions whose adoption is subject to the quorum and majority requirements of an amendment to the Articles of Incorporation, the quorum shall be that number of shareholders present in person or by proxy holding at least one half of all the shares issued and outstanding. If the said quorum is not present, a second meeting may be convened at which there shall be no quorum requirement. In order for the proposed resolutions to be adopted, and save as otherwise provided by law, approval by a majority of the votes of the shareholders present or represented is required at any such general meeting.

29    ARTICLE 29. EXTRAORDINARY GENERAL MEETINGS

      At any extraordinary general meeting convened in accordance with the Law for amending these Articles of Incorporation or voting on resolutions whose adoption is subject to the quorum and majority requirements of an amendment to the Articles of Incorporation, including a resolution on a merger, demerger, liquidation or other reorganisation or a renewal of the authorised capital and the terms and conditions under which the Manager may issue shares under the authorised capital of the Company, the quorum shall be that number of shareholders present in person or by proxy holding at least one half of all the shares issued and outstanding. If the said quorum is not present, a second meeting may be convened at which there shall be no quorum requirement. In order for the proposed amendment to be adopted, and save as otherwise provided by Law, approval by 2/3rds of the votes of the shareholders present or represented is required at any such extraordinary general meeting.

30    ARTICLE 30. MINUTES

30.1 The minutes of the general meeting of shareholders shall be signed by the chairman of the meeting, the secretary and the scrutineer.

30.2 Copies or extracts of these minutes to be produced in judicial proceedings or otherwise shall be signed by the Manager and by any member of the Supervisory Board.

CHAPTER V.- FINANCIAL YEAR, DISTRIBUTION OF EARNINGS, REDEMPTION

31    ARTICLE 31. FINANCIAL YEAR

      The Company's financial year begins on the first day of July in each year and ends on the last day of June in the following year.

32    ARTICLE 32. ADOPTION OF FINANCIAL STATEMENTS

      At every annual general meeting in each year, the Manager shall present to the meeting the financial statements in respect of the preceding financial year for adoption and the meeting shall consider and, if thought fit, adopt the financial statements.

33    ARTICLE 33. APPROPRIATION OF PROFITS

33.1 From the annual net profits of the Company of a given financial year (the "Relevant Financial Year"), five per cent (5%) shall be allocated to the reserve required by Law. That allocation will cease to be required as soon and as long as such reserve amounts to ten per cent (10%) of the subscribed capital of the Company.

33.2 The Manager shall submit to the general meeting of shareholders a proposal on how the remainder of the annual net profits of each Relevant Financial Year shall be allocated. The general meeting of shareholders shall determine how the remainder of the annual net profits of each Relevant Financial Year will be allocated. It may decide to allocate the whole or part of the remainder to a reserve or to a provision reserve, to carry it forward to the next following financial year, to reserve it for the redemption of shares or to distribute it to the shareholders as dividend, provided that the Manager may each year receive a remuneration as provided in Article 9.3.

33.3 The general meeting of shareholders shall determine the Aggregate Dividend Amount, provided that the sum of the Aggregate Dividend Amount and the Class II Redemption Amount shall not exceed the amounts which may be distributed in accordance with Article 72-1 (1) of the Law.

33.4 Each shareholder shall have dividend rights corresponding to its share. All Class I Common Shares shall participate pro rata to the number of Class I Common Shares in 95% of the Aggregate Dividend Amount and all Class II Common Shares shall participate pro rata to the number of Class II Common Shares of whatever series in 5% of the Aggregate Dividend Amount (the "Rule of Apportionment").

33.5 The general meeting of shareholders may also set up a premium account into which any premium amount paid on any shares in addition to its nominal value is transferred. The amount standing in the premium account may be used to pay for any shares which the Company may redeem from its shareholders, to offset any net realised losses, to make distributions to the shareholders or to allocate funds to the legal reserve referred to in section 33.1.

33.6 Subject to the conditions fixed by Law and to the Rule of Apportionment, the Manager may pay out an advance payment on dividends. The Manager in its sole discretion fixes the amount and the date of payment of any such advance payment.

34    ARTICLE 34. REDEMPTION AMOUNTS

      The general meeting of shareholders shall, with the consent of the Manager, determine the maximum redemption amount at which shares of each of the Class II Common shares (the "Class II Redemption Amount") may be redeemed by the Company within the year following the relevant Financial Year. The Class II Redemption Amount shall not exceed the result obtained by application of the following formula.

      R = D (t-5) / (100-t)

      where :

      R = Class II Redemption Amount

      D = Aggregate Dividend Amount

      t = percentage of share capital held by the Manager in the Company

      The maximum redemption amount at which shares of each of the Class I Common Shares (the "Class I Redemption Amount") may be redeemed by the Company within the year following the relevant Financial Year shall be equal to the aggregate amount of all funds distributable in accordance with Article 72-1 (1) of the Law less the sum of the Aggregate Dividend Amount and the Class II Redemption Amount.

CHAPTER VI.- DISSOLUTION, LIQUIDATION

35    ARTICLE 35. DISSOLUTION, LIQUIDATION

35.1 Subject to the consent of the Manager, the Company may be dissolved by a decision of the general meeting of shareholders voting with the same quorum and majority as for the amendment of the Articles of Incorporation, unless otherwise provided by Law.

35.2 If the Company is to be dissolved, the liquidation will be carried out by one or more liquidators (who may be physical persons or legal entities) appointed by a general meeting of shareholders who will determine their powers and their compensation.

35.3 After payment of all the debts of and charges against the Company and of the expenses of liquidation, the net assets shall be distributed equally among all shareholders pro rata to the number of the shares held by them.

CHAPTER VII.- APPLICABLE LAW AND DEFINITIONS

36    ARTICLE 36. APPLICABLE LAW

      All matters not governed by the Articles of Incorporation shall be determined in accordance with the Law.

37    ARTICLE 37. DEFINITIONS

In these Articles of Incorporation (if not consistent with the subject or content) the words and expressions set out in the first column below shall bear the meanings set opposite to them respectively:

"Aggregate                           Dividend Amount" The aggregate dividend
                                     amount to be distributed with respect to a
                                     Relevant Financial Year on all classes of
                                     shares in the Company.

"Approval                            Period" The period of 10 days from the date
                                     that the Supervisory Board receives a Class
                                     II Transfer Notice.

"Approved Director"                  Any person becoming a director
                                     subsequent to the date of the IPO
                                     whose election, or nomination for
                                     election by the Manager's
                                     shareholders, was approved by a vote
                                     of at least three-quarters of the
                                     directors comprising the Incumbent
                                     Board (either by a specific vote or
                                     by approval of the proxy statement of
                                     the Manager, in which such person is
                                     named as nominee of the Manager, for
                                     director), but shall not include any
                                     such individual whose initial
                                     assumption of office occurs as a
                                     result of either an actual or
                                     threatened election contest or other
                                     actual or threatened solicitation of
                                     proxies or consents by or on behalf
                                     of an individual corporation,
                                     partnership, group, association or
                                     other entity or "person" other than
                                     the Board

"Articles of Incorporation"          These articles of incorporation.

"Business Day"                       Any day on which banks are open for
                                     business in Luxembourg and in New York
                                     (excluding Saturdays, Sundays and public
                                     holidays).

"Chairman"                           The member of the Supervisory Board
                                     appointed to this role from time to time
                                     pursuant to Article 18.1.

"Change of Control"                  The first to occur of:

                                     (i) Any "person" or "group" (as such terms are used for purposes of Section 13(d) and 14(d) of the United States Securities
                                     Exchange Act of 1934, as amended) is or
                                     becomes the "beneficial owner" (as defined in Rule 13d-3 under the United States
                                     Securities Exchange Act of 1934, as
                                     amended), directly or indirectly, of 50% or more of the combined voting power of the Manager's outstanding securities ordinarily having the right to vote at general shareholders meetings (the "Voting Stock");
                                     or

                                     (ii) the consummation of (a) an
                                     amalgamation, merger or consolidation of
                                     any Person with or into the Manager (or an
                                     amalgamation, merger or consolidation of
                                     any Person with or into any Subsidiary of
                                     the Manager if capital stock of the Manager
                                     is issued in connection therewith), other
                                     than an amalgamation, merger or
                                     consolidation (x) of the Manager with a
                                     wholly-owned subsidiary or (y) that would
                                     result in the Voting Stock of the Manager
                                     outstanding immediately prior thereto
                                     continuing to represent (either by
                                     remaining outstanding or by being converted
                                     into voting securities of the surviving
                                     entity) more than 50% of the combined
                                     voting power of the Voting Stock of the
                                     Manager or such surviving entity
                                     outstanding immediately after such merger
                                     or consolidation, or (b) a sale, exchange
                                     or other disposition of all or
                                     substantially all of the assets of the
                                     Manager and its Subsidiaries, taken as a
                                     whole.
"Civil Code"                         The Luxembourg Civil Code as from time to
                                     time in effect.

"Class A Common Shares"              Class A Common Shares in the capital of the
                                     Manager having the rights as set out in the
                                     Bye-Laws of the Manager (as amended from
                                     time to time).

"Class I Common Share Call Price"    The price equal to the fair market value of
                                     the Class I Common Shares as determined
                                     upon an appraisal from an investment bank
                                     or other appraiser of international repute.

"Class I Exchange"                   Has the meaning as set out in Article 8.6.

"Class I Redemption"                 The redemption of Class I Common Shares in
                                     accordance with these Articles of
                                     Incorporation. "Class I Redemption Amount"
                                     Has the meaning as set out in Article 34.

"Class I Redemption Date"            The date set out in the Class I
                                     Redemption Notice on which the
                                     relevant Class I Common Shares are to
                                     be redeemed or, if such redemption
                                     date is changed by the Company in
                                     accordance with these Articles of
                                     Incorporation, the date on which the
                                     relevant Class I Common Shares are
                                     actually redeemed.

"Class I Redemption Notice"          An irrevocable written notice addressed to
                                     the Company requiring the Company to redeem
                                     Class I Common Shares held by the person
                                     giving the notice.

"Class I Redemption Price"           The Market Price of a Class A Common Share
                                     on the Class I Redemption Date multiplied
                                     by the Valuation Ratio.

"Class  II Redemption Amount"        Has the meaning as set out in Article 34.

"Class II Redemption Date"           The date set out in the Class II
                                     Redemption Notice, which shall be no
                                     less than thirty (30) days and no
                                     more than forty-five (45) days after
                                     the date of the Class II Redemption
                                     Notice.

"Class II Redemption Notice"         Has the meaning as set out in Article 8.10.

"Class II Redemption Price"          The amount set out in the Class II
                                     Redemption Notice as the redemption
                                     price per Class II Common Share,
                                     which is to be determined by the
                                     Company at its discretion within the
                                     limits of the Class II Redemption
                                     Amount.

"Class  II Transfer"                 The transfer of Class II Series I Common
                                     shares as set out in the relevant Class II
                                     Transfer Notice.

"Class II Transfer Notice"           A written notice addressed to the
                                     Supervisory Board stating the
                                     Manager's intention to transfer all
                                     or some of the Class II Series I
                                     Common Shares together with a
                                     description of how any Class I Common
                                     Shares and any Class II Common Share
                                     shall be, directly or indirectly,
                                     affected by such Class II Transfer.

"Company"                            Monday SCA, a partnership limited
                                     by shares ("societe en commandite par
                                     actions).

"IPO" The Manager's initial public offering of its common stock.

"Law"                                The law of August 10,1915 on commercial
                                     companies, as amended.

"Manager"                            PwCC Limited, a company incorporated
                                     in Bermuda.

"Market Price of a Class A Common    The price as of any date equal to the
Share"                               average of the high and low sale
                                     prices of Class A Common Shares as reported
                                     on the Stock Exchange on such date.

"Memorial"                           The official gazette of Luxembourg.

"Prohibited Transfer"                The transfer of a Class I Common
                                     Share or a Class II Common Share in
                                     violation of these Articles of
                                     Incorporation or any transfer
                                     restriction of which the Company is
                                     aware.

"Register"                           The shareholders' register described in
                                     Article 6.2.

"Relevant                            Financial Year" Has the meaning as set out
                                     in Article 33.1.

"Rule of Apportionment"              Has the meaning as set out in Article
                                     33.4.

"Stock Exchange"                     The primary U.S. stock exchange on
                                     which the Class A Common Shares trade.

"Supervisory                         Board" The board established pursuant to
                                     Article 15.2.

"Valuation Ratio"                    Shall at any time equal 1.00,
                                     provided that if the Manager
                                     subdivides its outstanding Class A
                                     Common Shares into a greater number
                                     of shares, combines its outstanding
                                     Class A Common Shares into a smaller
                                     number of shares, pays a dividend or
                                     makes a distribution on its Class A
                                     Common Shares in Class A Common
                                     Shares or other common shares of its
                                     share capital, or issues by
                                     reclassification of Class A Common
                                     Shares any common shares of its share
                                     capital, then the Valuation Ratio in
                                     effect immediately prior to such
                                     action shall be adjusted so that the
                                     holder of Class I Common Shares
                                     thereafter redeemed may receive the
                                     Redemption Price or number of Class A
                                     Common Shares or other common shares
                                     of its share capital that it would
                                     have owned immediately following such
                                     action if it had redeemed immediately
                                     prior to such action.